Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 57	Trade Date: 9/25/2006
(To Prospectus dated July 8, 2005)	Issue Date: 9/28/2006

The date of this Pricing Supplement is September 25, 2006

CUSIP or Common Code:	41013NX52
Price to Public:	100.000%
Principal Amount:	$4,145,000.00
Proceeds to Issuer:	$4,129,456.25
Discounts and Commissions:	0.375%
Reallowance:	0.250%
Dealer:	99.700%
Maturity Date:	9/15/2008
Stated Annual Interest Rate:	Floating Rate Note
Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.
Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding October 15, 2006.
Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning October 15, 2006.
Day Count Convention:	30/360
Interest Rate Basis:	Consumer Price Index Adjustment Rate
Index Maturity:	N/A
Spread:	+1.90%
Initial Interest Rate:	5.72%
Maximum Interest Rate:	N/A
Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period
Interest Payment Frequency and Dates:

Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding October 15, 2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:

The 15th day of each month during the term of the notes, beginning October 15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A
Survivor’s Option:	Yes
Callable by Issuer:	No
If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A
Original Issue Discount[1]:	N/A
Other Material Terms (if any):	N/A

_________________________

[1]  For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 57	Trade Date: 9/25/2006
(To Prospectus dated July 8, 2005)	Issue Date: 9/28/2006

The date of this Pricing Supplement is September 25, 2006

CUSIP or Common Code:	41013NX60
Price to Public:	100.000%
Principal Amount:	$997,000.00
Proceeds to Issuer:	$987,777.75
Discounts and Commissions:	0.925%
Reallowance:	0.700%
Dealer:	99.250%
Maturity Date:	9/15/2011
Stated Annual Interest Rate:	Floating Rate Note
Interest Rate Determination Date:	The 7th business day preceding an Interest Reset Date.
Interest Reset Periods:	Monthly. The first interest period will run from and including the Issue Date to but excluding October 15, 2006.
Interest Reset Dates:	The 15th day of each month during the term of the notes, beginning October 15, 2006.
Day Count Convention:	30/360
Interest Rate Basis:	Consumer Price Index Adjustment Rate
Index Maturity:	N/A
Spread:	+2.00%
Initial Interest Rate:	5.82%
Maximum Interest Rate:	N/A
Minimum Interest Rate:	0.00% per annum with respect to each Interest Reset Period
Interest Payment Frequency and Dates:

Monthly, from and including an Interest Reset Date to and excluding the next succeeding Interest Reset Date, except that the first period shall be the period from and including the Issue Date to but excluding October 15, 2006 (or, if such day is not a business day, the following business day).

Interest Payment Date:

The 15th day of each month during the term of the notes, beginning October 15, 2006 (or, if such day is not a business day, the next following business day, in which case interest on that interest payment will not accrue for the period from the scheduled interest payment date to the next following business day on which the interest payment is made).

Additional Amounts:	N/A
Survivor’s Option:	Yes
Callable by Issuer:	No
If Callable by Issuer, dates and terms of redemption (including the redemption price):	N/A
Original Issue Discount[2]:	N/A
Other Material Terms (if any):	N/A

_________________________

[2]  For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-124223

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Fully and Unconditionally Guaranteed By Manulife Financial Corporation

Pricing Supplement No. 57	Trade Date: 9/25/2006
(To Prospectus dated July 8, 2005)	Issue Date: 9/28/2006

The date of this Pricing Supplement is September 25, 2006

CUSIP or Common Code:	41013NX78	41013NX86
Price to Public:	100.000%	100.000%
Principal Amount:	$2,764,000.00	$4,080,000.00
Proceeds to Issuer:	$2,731,191.32	$3,983,100.00
Discounts and Commissions:	1.187%	2.375%
Reallowance:	0.950%	2.050%
Dealer:	99.000%	97.850%
Maturity Date:	9/15/2013	9/15/2036
Stated Annual Interest Rate:	5.350%	6.000%
Interest Payment Frequency:	Semi	Semi
First Payment Date:	3/15/2007	3/15/2007
Additional Amounts:	N/A	N/A
Survivor’s Option:	Yes	Yes
Callable by Issuer:	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	9/15/2008 Callable one time only at 100% on call date above with 30 days notice	9/15/2011 Callable one time only at 100% on call date above with 30 days notice
Original Issue Discount[3]:	N/A	N/A
Other Material Terms (if any):	N/A	N/A

_________________________

[3]  For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

As of September 12, 2005 ABN AMRO Financial Services, Inc. changed its name to LaSalle Financial Services, Inc. Consequently, all references to "ABN AMRO Financial Services, Inc." in the prospectus are amended to read "LaSalle Financial Services, Inc.".